Exhibit 23.3

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have issued our report dated February 27, 2012, with respect to the combined financial statements and schedules of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. contained in the Registration Statement and Prospectus of DecisionPoint Systems, Inc.  We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

Burlington, Canada
September 23, 2013